United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2023
RCI HOSPITALITY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10737 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)
(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

(e)    On August 28, 2023, we granted Travis Reese, our Executive Vice President and Secretary, a cash bonus of $25,000.

On August 28, 2023, we agreed to enter into a new two-year employment agreement with Bradley Chhay, our Chief Financial Officer, under which Mr. Chhay’s annual salary will increase to $600,000. The new agreement’s term commences on August 28, 2023 and will end on August 31, 2025. Mr. Chhay’s previous employment agreement concurrently terminated on August 28, 2023. The new employment agreement with Mr. Chhay is identical all respects to his previous employment agreement, other than changes to his salary and term, as described above, and accordingly provides for bonus eligibility, expense reimbursement, health benefits, participation in our benefit plans, use of a company-owned automobile, access to company-owned aircraft (subject to the terms and conditions of our corporate aircraft policy), and two weeks paid vacation annually. Under the terms of the new agreement, he will also continue to be bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement. A copy of the new employment agreement is included as Exhibit 10.1 to this current report.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On August 28, 2023, we held our Annual Meeting of Stockholders at our corporate offices located at 10737 Cutten Road, Houston, Texas 77066, for the following purposes:

(1)	To elect six directors, including Eric S. Langan, Travis Reese, Luke Lirot, Yura Barabash, Elaine J. Martin, and Arthur Allan Priaulx;

(2)	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023;

(3)	To approve a non-binding advisory resolution on executive compensation;

(4)	To vote on whether advisory votes on executive compensation should occur every one, two, or three years;

And to transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above-named director nominees were elected, the appointment of Marcum LLP was ratified, the non-binding advisory resolution on executive compensation was approved, and the stockholders voted to hold advisory votes on executive compensation every year. There were no other matters presented for action at the Annual Meeting.

The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding as of the Record Date, July 3, 2023:	9,430,225

Total Voting Shares Present Either by Proxy or in Person of Common Stock:	7,644,294

Item 1:    Election of Directors

	FOR	WITHHELD
Eric S. Langan	3,267,707	420,985
Travis Reese	3,573,096	115,596
Luke Lirot	2,208,564	1,480,128
Yura Barabash	1,946,655	1,742,037
Elaine J. Martin	2,110,610	1,578,082
Arthur Allan Priaulx	2,107,745	1,580,947

Additionally, there was a total of 3,955,602 broker non-votes for the election of directors.

Item 2:    Ratification of appointment of Marcum LLP as independent registered public accounting firm for fiscal year ending September 30, 2023

Votes for:	7,574,483
Votes against:	37,325
Votes abstained:	32,486

Item 3:    Approval of non-binding advisory resolution on executive compensation

Votes for:	3,526,934
Votes against:	149,316
Votes abstained:	12,442

Additionally, there was a total of 3,955,602 broker non-votes for approval of the non-binding advisory resolution on executive compensation.

Item 4:    Vote on an advisory basis on the frequency of the advisory votes on executive compensation

One year:	1,940,557
Two years:	1,364,327
Three years:	369,459
Votes abstained:	14,349

Additionally, there was a total of 3,955,602 broker non-votes for whether the advisory votes on executive compensation should occur every one, two, or three years.

The Board of Directors held a meeting on August 28, 2023, immediately after the Annual Meeting of Stockholders. In light of the stockholder vote above to include advisory votes on executive compensation in our proxy materials every year, our Board of Directors decided that future advisory votes on named executive officer compensation will continue to be held every year until the next stockholder advisory vote on the frequency of such votes, which in accordance with applicable regulations, will occur no later than our Annual Meeting held in 2029.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement of Bradley Chhay
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: August 30, 2023	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer
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